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                                                                    EX-99 14(ii)

                                     PricewaterhouseCoopers LLP

San Francisco, California
November 15, 2001

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement of Franklin Templeton Variable Insurance Products Trust on Form N-14 of our report dated February 16, 2001, relating to the financial statements and financial highlights of Templeton International Smaller Companies Fund, a series of Franklin Templeton Variable Insurance Products Trust, in the December 31, 2000 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Auditor."

                                     PricewaterhouseCoopers LLP

San Francisco, California
November 15, 2001